Exhibit 10.4(a)

FIRST AMENDMENT TO THE
ANTHEM, INC. EXECUTIVE AGREEMENT PLAN

This Amendment (this “Amendment”) to the Anthem, Inc. Executive Agreement Plan (the “Plan”) is made by Anthem, Inc. (“Anthem”).

WHEREAS, Anthem and its subsidiaries and affiliates (collectively, the “Company”) maintains the Plan, originally effective January 1, 2006, and last restated effective December 2, 2014; and

WHEREAS, the Company desires to amend the Plan, effective as of the date this Amendment is executed as set forth on the signature page of this Amendment (the “Effective Date”), to provide for certain key executive employees upon their termination under certain circumstances.

NOW, THEREFORE, pursuant to rights reserved under Section 7.3 of the Plan, Anthem hereby amends the Plan as of the Effective Date, as set forth below.

1.    Defined Terms. All capitalized terms, not otherwise defined herein, have the meaning given to such terms in the Plan.

2.    Section 3.2(a). Section 3.2(a) of the Plan is hereby amended by adding the below provisions immediately prior to Section 3.2(b).

Notwithstanding anything to the contrary set forth above in this Section 3.2(a), in the event:

(1)    a Participant has an Eligible Separation from Service at any time during the period commencing on the date that certain Agreement and Plan of Merger among Anthem, Anthem Merger Sub Corp., and Cigna Corporation dated as of July 23, 2015 (the “Merger Agreement”) is approved under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in accordance with Section 3.1(c)(iii)(A) (the “HSR Approval Date”) and ending on the third anniversary of the “Closing Date” as defined in the Merger Agreement (“Cigna Integration Period”), and

(2)    such Participant participated in the Plan as of the HSR Approval Date,

then for purposes of determining the percentages and periods to be used in the calculations set forth above in Sections 3.2(a), 3.2(a)(i), 3.2(a)(ii) and 3.2(a)(iv), the percentages and periods set forth in columns (A) and (B) in the below table (“Table II”) will be used during the Cigna Integration Period, and the percentages and periods set forth in columns (A) and (B) in the above table (“Table I”) will not be used during the Cigna Integration Period. For purposes of determining the percentages and periods to be used in the calculations set forth above in Sections 3.2(a), 3.2(a)(i), 3.2(a)(ii) and 3.2(a)(iv), the transactions contemplated by, or consummated pursuant to, the Merger Agreement do not constitute a Change in Control of Anthem or its subsidiaries or affiliates for any Executive who is a Participant on the HSR Approval Date, and do not constitute a Change in Control for any Participant who becomes employed by Anthem or any of its subsidiaries or affiliates as a result of the consummation of the transactions contemplated by the Merger Agreement. For the purpose of applying Table II, a Participant’s position is his or her position as of the HSR Approval Date, regardless of the Participant’s position at the time of his or her Eligible Separation from Service under this Section 3.2(a).

TABLE II	(A)	(B)
Position	Percentage Absent Change in Control	Severance Period, Absent Change in Control, Over Which Severance will be Paid
Other Key Executive	100%	One year
Senior Vice President[1] and Vice President	200%	Two years
Senior Vice President[2]	200%	Two years
Executive Vice President and Chairman, President and CEO	300%	Three years

1 The percentage and corresponding severance period applies to an Executive classified as a Senior Vice President at the time of an Eligible Separation from Service as provided in (ii) of Section 3.2(a) and who either (a) first became a Participant on or after August 6, 2013, or (b) is a Participant as of August 6, 2013 in another employment classification and his employment classification changes to Senior Vice President on or after August 6, 2013.

2 The percentage and corresponding severance period applies to an Executive who became a Participant before August 6, 2013, is classified as a Senior Vice President as of August 6, 2013 and remains a Senior Vice President until the time of an Eligible Separation from Service as provided in (ii) of Section 3.2(a).

In addition, notwithstanding anything to the contrary contained in Section 8.1.8 of the Plan, during the Cigna Integration Period, the definition of “Good Reason” also includes the occurrence of the events set forth in clause (ii) of Section 8.1.8.

*    *    *

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth below.

ANTHEM, INC.

/s/ Joseph R. Swedish
Joseph R. Swedish
Chairman, President & Chief Executive Officer

March 9, 2016
Date

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